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                                                                     EXHIBIT 5.1

                        CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

 Tax Exempt Securities Trust, National Trust 231:

  We consent to the use of our report dated September 22, 1998 included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.

                                             KPMG Peat Marwick LLP

New York, New York

September 22, 1998